                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                              CLARKE AMERICAN CORP.

                     AND EACH OF THE GUARANTORS PARTY HERETO

                          11 3/4% SENIOR NOTES DUE 2013

                                   ----------

                                    INDENTURE

                          Dated as of December 15, 2005

                                   ----------

                              THE BANK OF NEW YORK

                                     Trustee

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Indenture Section
---------------------------                                    -----------------
310(a)(1)...................................................          7.10
   (a)(2)...................................................          7.10
   (a)(3)...................................................          N.A.
   (a)(4)...................................................          N.A.
   (a)(5)...................................................          7.10
   (b)......................................................          7.10
   (c)......................................................          N.A.
311(a)......................................................          7.11
   (b)......................................................          7.11
   (c)......................................................          N.A.
312(a)......................................................          2.05
   (b)......................................................         12.03
   (c)......................................................         12.03
313(a)......................................................          7.06
   (b)(2)...................................................       7.06; 7.07
   (c)......................................................      7.06; 12.02
   (d)......................................................           7.06
314(a)......................................................  4.03; 12.02; 12.05
   (c)(1)...................................................         12.04
   (c)(2)...................................................         12.04
   (c)(3)...................................................          N.A.
   (e)......................................................         12.05
   (f)......................................................          N.A.
315(a)......................................................          7.01
   (b)......................................................      7.05; 12.02
   (c)......................................................          7.01
   (d)......................................................          7.01
   (e)......................................................          6.11
316(a) (last sentence)......................................          2.09
   (a)(1)(A)................................................          6.05
   (a)(1)(B)................................................          6.04
   (a)(2)...................................................          N.A.
   (b)......................................................          6.07
   (c)......................................................          2.12
317(a)(1)...................................................          6.08
   (a)(2)...................................................          6.09
   (b)......................................................          2.04
318(a)......................................................         12.01
   (b)......................................................          N.A.
   (c)......................................................         12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                                    ARTICLE 2
                                    THE NOTES

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

                                    ARTICLE 4
                                    COVENANTS

Section 4.08     Dividend and Other Payment Restrictions Affecting
                    Restricted Subsidiaries..............................    54
Section 4.09     Incurrence of Indebtedness and Issuance of

Section 4.19     Designation of Restricted and Unrestricted
                    Subsidiaries.........................................    66
Section 4.20     Maintenance of Excess Cash Flow Covenant................    66

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01     Merger, Consolidation, or Sale of Assets................    67
Section 5.02     Successor Corporation Substituted.......................    68

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

                                    ARTICLE 7
                                     TRUSTEE

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01     Option to Effect Legal Defeasance or Covenant

                                       ii

Section 8.05     Deposited Money and Government Securities to be

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

                                   ARTICLE 10
                                 NOTE GUARANTEES

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge..............................    87
Section 11.02    Application of Trust Money..............................    88

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01    Trust Indenture Act Controls............................    88
Section 12.02    Notices.................................................    88
Section 12.03    Communication by Holders of Notes with Other

Section 12.07    No Personal Liability of Directors, Officers,

                                    EXHIBITS

Exhibit A1   FORM OF NOTE
Exhibit A2   FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE

                                       iii

Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTATION OF GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE

                                       iv

     INDENTURE dated as of December 15, 2005 among Clarke American Corp., a
Delaware corporation, the Guarantors (as defined) and The Bank of New York, a
New York banking corporation, as trustee.

     The Company (as defined), the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the
Holders (as defined) of the 11 3/4% Senior Notes due 2013 (the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

"144A Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and
deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

"Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other
     Person is merged with or into or became a Subsidiary of such specified
     Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a
     Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Acquisition" means the acquisition of Novar USA Inc. by M&F Worldwide pursuant to a Stock Purchase Agreement dated as of October 31, 2005.

"Acquisition Debt" means Indebtedness of the Company or any of its Restricted
Subsidiaries incurred to fund, in whole or in part, the acquisition by the
Company and /or such Restricted Subsidiaries of assets used or useful in, or of the Capital Stock of, or a Person engaged in, a Permitted Business, including payment of all fees, costs and expenses related thereto.

"Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes, and the Exchange Notes issued in respect of such Initial Notes.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control,"
as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the
Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

"Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

                                        1

"Applicable Premium" means, with respect to any Note on any Make-Whole
Redemption Date, the greater of:

          (1) 1.0% of the principal amount of the Note; or

          (2) the excess of: (a) the present value at the redemption date of (i)
     the redemption price of the Note at December 15, 2009, (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus
     (ii) all required interest payments due on the Note through December 15,
     2009, (excluding accrued but unpaid interest to the Make-Whole Redemption
     Date), computed using a discount rate equal to the Treasury Rate as of such
     Make-Whole Redemption Date plus 50 basis points; over (b) the principal amount of the Note, if greater.

"Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the
Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

"Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted
     Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Section 5.01 hereof and not by Section 4.10 hereof; and

          (2) the issuance of Equity Interests in any of the Company's
     Restricted Subsidiaries or the sale of Equity Interests in any of its
     Restricted Subsidiaries.

          Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

          (2) a transfer of assets between or among the Company and its
     Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary of the
     Company to the Company or to a Restricted Subsidiary of the Company;

          (4) the sale, lease, transfer or disposition of products, services or accounts receivable in the ordinary course of business and any sale, lease, transfer or disposition of damaged, worn-out or obsolete assets or assets no longer used or useful in the Company's or any of its Restricted
     Subsidiaries' business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

          (7) the sale or grant of licenses or sub-licenses of intellectual property entered into in the ordinary course of business;

          (8) creation or realization of Liens securing Hedging Obligations which are permitted to be incurred by this Indenture;

          (9) creation or realization of Liens which are permitted to be incurred by this Indenture;

                                        2

          (10) any transfer of property or assets that is a conversion of or foreclosure on any mortgage or note; provided that the Company or a
     Restricted Subsidiary of the Company receives the real property underlying such mortgage or note; and

          (11) any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim.

"Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.

"Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule
13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3)
of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and
"Beneficially Owned" have corresponding meanings.

"Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or, if managed by managers, the board of managers or any controlling committee thereof duly authorized to act on behalf of such board; and

          (4) with respect to any other Person, the board or committee of such
     Person serving a similar function.

"Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

"Business Day" means any day other than a Legal Holiday.

"Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

                                        3

"Capital Stock" means:

          (1) in the case of a corporation, common stock, preferred stock or other corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;
     and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

     but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

"Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United
     States government (provided that the full faith and credit of the United
     States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers'
     acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of
     $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services
     and, in each case, maturing within one year after the date of acquisition;
     and

          (6) money market funds at least 95% of the assets of which constitute
     Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

"Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act)
     other than the Principals or their Related Parties; provided, however, that such event shall not be deemed to be a Change of Control for so long as the
     Principals or their Related Parties retain the right or ability,

                                        4

     by voting power, contract or otherwise, to elect a majority of the Board of
     Directors of such person;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any
     "person" (as defined above), other than the Principals or their Related
     Parties, becomes the Beneficial Owner, directly or indirectly, of more than
     50% of the Voting Stock of the Company, measured by voting power rather than by number of shares; provided, however, that such event shall not be deemed to be a Change of Control for so long as the Principals or their
     Related Parties retain the right or ability, by voting power, contract or otherwise, to elect a majority of the Board of Directors of the Company;

          (4) prior to the initial public offering of the Equity Interests of the Company, the first day on which M&F Worldwide ceases to own, directly or indirectly, at least 50% of the Voting Stock of the Company, measured by voting power rather than by number of shares; provided, however, that such event shall not be deemed to be a Change of Control for so long as the
     Principals or their Related Parties retain the right or ability, by voting power, contract or otherwise, to elect a majority of the Board of Directors of the Company; or

          (5) the first day on which a majority of the members of the Board of
     Directors of the Company are not Continuing Directors.

     Notwithstanding the foregoing, (A) any holding company whose only significant asset is Equity Interests of the Company or any of its direct or indirect parent companies shall not itself be considered a "person" for purposes of clauses (3) or (5) above; (B) the term "Change of Control" shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company's assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure and (C) a "person" shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

"Clearstream" means Clearstream Banking, S.A.

"Company" means Clarke American Corp., and any and all successors thereto.

"Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;
     plus

          (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

                                        5

          (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net
     Income; plus

          (5) expenses and charges related to any Equity Offering or incurrence of Indebtedness permitted to be incurred pursuant to this Indenture; plus

          (6) solely for periods ending prior to the Issue Date, the net impact of the Historical Adjustments; plus

          (7) write-off of debt discount and debt issuance costs and commissions
     (to the extent not already included in interest expense), discounts and other fees and charges associated with indebtedness; minus

          (8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

          in each case, on a consolidated basis and determined in accordance with GAAP.

"Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted
Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a
     Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a
     Restricted Subsidiary of the Person;

          (2) for purposes of Section 4.07(a)(3)(A) only, the Net Income of any
     Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted
     Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the cumulative effect of a change in accounting principles will be excluded;

          (4) notwithstanding clause (1) above, the Net Income of any
     Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

          (5) any non-cash cost related to the termination of any employee pension benefit plan, together with any related provision for taxes on any such termination (or the tax effect of any such termination) will be excluded;

          (6) any net gain or loss arising from the acquisition of any securities or extinguishment, in accordance with GAAP, of any Indebtedness of a Person or its Restricted Subsidiaries will be excluded;

                                        6

          (7) any non-cash compensation charges or other non-cash expenses or charges arising from the grant, issuance or repricing of Capital Stock or other equity-based awards will be excluded;

          (8) any unrealized gains and losses associated with Hedging
     Obligations will be excluded;

          (9) any deferred financing costs amortized or written off, and premiums and prepayment penalties paid in connection with the Acquisition;
     provided that such costs and penalties are disclosed in the Offering
     Memorandum, will be excluded;

          (10) any non-cash fair value adjustment of inventory attributable to the application of the purchase method of accounting in accordance with
     GAAP to the Acquisition shall be excluded;

          (11) any expenses or charges (other than those relating to any deferred financing costs, or premiums and prepayment penalties paid in connection therewith) paid or incurred in connection with the Acquisition will be excluded; and

          (12) any charges resulting from the application of Statement of
     Financial Accounting Standards No. 142 "Goodwill and Other Intangible
     Assets," No. 144 "Accounting for the Impairment or Disposal of Long-Lived
     Assets" or No. 150 "Accounting for Certain Financial Instruments with
     Characteristics of Both Liabilities and Equity" will be excluded.

"Continuing Directors" means, as of any date of determination, any member of the
Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the Issue Date; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

"Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

"Credit Agreement" means that certain Credit Agreement, dated as of the Issue
Date, by and among the Company, the Guarantors party thereto, CA Acquisition
Holdings Inc., Bear Stearns Corporate Lending Inc., as administrative agent, and the lenders party thereto, providing for up to $480.0 million of revolving credit and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such Credit Agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time
(including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements
(including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or

                                        7

refinancing (1) occurs simultaneously or not with the termination or repayment of a prior Credit Agreement or (2) occurs on one or more separate occasions.

"Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional or other lenders providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as such Credit Facility, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time
(including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements
(including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior Credit Facility or (2) occurs on one or more separate occasions.

"Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

"Debt to Cash Flow Ratio" means, with respect to any specified Person as of any date of determination, the ratio of (a) consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such person for the four most recent full fiscal quarters for which financial statements are available prior to such date of determination, on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its
Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions (and related financing transactions) had occurred at the beginning of such four-quarter period.

     In addition, for purposes of calculating the Debt to Cash Flow Ratio:

     (1)  acquisitions that have been made by the specified Person or any of its
          Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries and including any relating financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the
          Debt to Cash Flow Ratio (the "Debt to Cash Flow Calculation Date")
          will be given pro forma effect (determined in good faith by the Chief
          Financial Officer of the Company) as if they had occurred on the first day of the four-quarter period;

     (2)  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Debt to Cash
          Flow Calculation Date, will be excluded;

                                        8

     (3)  any Person that is a Restricted Subsidiary on the Debt to Cash Flow
          Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period; and

     (4)  any Person that is not a Restricted Subsidiary on the Debt to Cash
          Flow Calculation Date will be deemed not to have been a Restricted
          Subsidiary at any time during such four-quarter reference period.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto, except that such Note shall not bear the Global Note
Legend and shall not have the "Schedule of Exchanges of Interests in the Global
Note" attached thereto.

"Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the
Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes are scheduled to mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified
Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

"Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Equity Offering" means an offer and sale of Capital Stock (other than
Disqualified Stock) of:

          (1) the Company; or

          (2) a direct or indirect parent of the Company, to the extent that the net proceeds of any such offer and sale of Capital Stock are contributed to the Company as a capital contribution (other than in exchange for
     Disqualified Stock).

"Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

                                        9

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Notes" means the registered Notes that will be exchanged for the
Notes, pursuant to the terms of the Registration Rights Agreement, having substantially the same terms as the Notes and evidencing the same Indebtedness as the Notes.

"Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

"Exchange Offer Registration Statement" has the meaning set forth in the
Registration Rights Agreement.

"Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries
(other than Indebtedness under the Credit Agreement) in existence on the Issue
Date, until such amounts are repaid.

"Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief executive officer, chief financial officer, chief accounting officer, controller or Board of Directors of the Company or the Restricted Subsidiary, as applicable (unless otherwise provided in this Indenture).

"Fixed Charge Coverage Ratio" means with respect to any specified Person, the ratio of the Consolidated Cash Flow of such Person for such Person's most recent four full fiscal quarters (the "four-quarter reference period") for which financial statements are available to the Fixed Charges of such Person for such four-quarter reference period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of
Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of
     Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (as determined in good faith by the Chief
     Financial Officer of the Company) as if they had occurred on the first day of the four-quarter reference period;

          (2) the Consolidated Cash Flow attributable to discontinued
     operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the
     Calculation Date, will be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of or attributable to Indebtedness repaid from the proceeds of the disposition or transfer of such operations or business prior to the Calculation Date, will be excluded, but only to the extent that

                                       10

     the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the
     Calculation Date;

          (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;

          (5) any Person that is not a Restricted Subsidiary on the Calculation
     Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period; and

          (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire four-quarter reference period (taking into account any Hedging Obligation applicable to such Indebtedness, but only for such period of time as equals the then remaining term of such Hedging Obligations as of the Calculation
     Date).

"Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its
     Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to
     Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging
     Obligations in respect of interest rates; plus

          (2) the consolidated interest expense of such Person and its
     Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity
     Interests payable solely in Equity Interests of such Person (other than
     Disqualified Stock) or to such Person or a Restricted Subsidiary of such
     Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute
of Certified Public Accountants and statements and pronouncements of the
Financial Accounting Standards Board, the Public Company Accounting Oversight
Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the
Issue Date.

"Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

"Global Notes" means, individually and collectively, each of the Restricted
Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or

                                       11

its nominee, substantially in the form of Exhibit A1 hereto and that bears the
Global Note Legend and that has the "Schedule of Exchanges of Interests in the
Global Note" attached thereto, issued in accordance with Section 2.01,
2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

"Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

"Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

"Guarantors" means:

          (1) each Domestic Subsidiary of the Company that guarantees the Credit
     Agreement; and

          (2) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note
Guarantee of such Person has been released in accordance with the provisions of this Indenture; provided, however that an Immaterial Subsidiary shall only become a Guarantor at the time it ceases to be an Immaterial Subsidiary.

"Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3) other agreements or arrangements designed to manage fluctuations in currency exchange rates.

"Historical Adjustments" means, without duplication, the items used in the calculation of Adjusted EBITDA in the Offering Memorandum in the amounts and for the periods set forth under the caption "Summary--Summary Historical and Pro
Forma Consolidated Financial and Other Data."

"Holder" means a Person in whose name a Note is registered on the Registrar's books.

"IAI Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and
deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

                                       12

"Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a
Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations or Attributable Debt in
     respect of sale and leaseback transactions;

          (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

          (6) representing any Hedging Obligations,

     if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

"Indenture" means this Indenture, as amended or supplemented from time to time.

"Indirect Participant" means a Person who holds a beneficial interest in a
Global Note through a Participant.

"Initial Notes" means the $175,000,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof.

"Initial Purchasers" means Bear, Stearns & Co. Inc. and J.P. Morgan Securities
Inc.

"Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act, that is not also a QIB.

"Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or similar obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business and deposits made in connection with acquisitions), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after

                                       13

giving effect to any such sale or disposition, such Person is no longer a
Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the
Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third
Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this
Indenture, the amount of an Investment will be determined at the time the
Investment is made and without giving effect to subsequent changes in value.

"Issue Date" means December 15, 2005, the date of this Indenture.

"Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a
Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

"Letter of Transmittal" means the letter of transmittal to be prepared by the
Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform
Commercial Code (or equivalent statutes) of any jurisdiction.

"Liquidated Damages" means all liquidated damages then owing pursuant to the
Registration Rights Agreement.

"M&F Worldwide" means M&F Worldwide Corp., a Delaware corporation, and its successors.

"Net Income" means, with respect to any specified Person, the net income (loss)
of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b)
     the disposition of any securities by such Person or any of its Restricted
     Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

"Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, consulting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

                                       14

(ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of
Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (v) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets, and (vi) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary)
owning a beneficial interest in the assets subject to the Asset Sale or having a
Lien thereon.

"Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted
     Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c)
     constitutes the lender;

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an
     Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its
     Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Company's
     Restricted Subsidiaries or the assets of the Company (other than a pledge of the Capital Stock of the entity incurring the Non-Recourse Debt).

"Non-U.S. Person" means a Person who is not a U.S. Person.

"Note Guarantee" means the guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

"Notes" has the meaning assigned to it in the preamble to this Indenture. Except as expressly provided herein, the Initial Notes, the Exchange Notes and the
Additional Notes shall be treated as a single class for all purposes under this
Indenture, and unless the context otherwise requires, all references to the
Notes shall include the Initial Notes, the Exchange Notes and any Additional
Notes.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"Offering Memorandum" means the offering memorandum of the Company, dated
December 8, 2005.

"Officer" means, with respect to any Person, the Chairman of the Board, the
Chief Executive Officer, the President, the Chief Operating Officer, the Chief
Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the
Secretary, any Assistant Secretary or any Vice-President of such Person.

"Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company that meets the requirements of Section 12.05 hereof.

                                       15

"Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. Such opinion may be subject to customary assumptions, exceptions and qualifications. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

"Participant" means, with respect to the Depositary, Euroclear or Clearstream, a
Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and
Clearstream).

"Permitted Business" means the business of the Company and its Subsidiaries engaged in on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension of, such business and any unrelated business, to the extent it is not material in size as compared to the Company's business as a whole.

"Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the
     Company;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the
     Company in a Person, if as a result of such Investment:

               (a) such Person becomes a Restricted Subsidiary of the Company;
          or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the
          Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the
     Company;

          (6) any Investments received in compromise or resolution of (A)
     obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted
     Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (7) Investments represented by Hedging Obligations;

          (8) loans or advances to employees made in the ordinary course of business of the Company or the Restricted Subsidiary of the Company in an
     aggregate principal amount not to exceed $1.0 million at any one time outstanding;

          (9) repurchases of the Notes and the Note Guarantees;

          (10) any Investments in receivables owing to the Company or a
     Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

                                       16

          (11) advances, prepaid incentives, loans and extensions of credit to suppliers, customers and vendors in the ordinary course of business;

          (12) Investments in existence on the Issue Date;

          (13) payroll, travel or similar advances to cover matters that are expected at the time of such advances to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (14) Investments in lease, utility and other similar deposits made in the ordinary course of business;

          (15) Investments consisting of the licensing, sub-licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (16) Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker's compensation deposits provided to third parties in the ordinary course of business;

          (17) Investments consisting of earn-out obligations incurred in connection with the Company's acquisition of Alcott Routon, not to exceed
     $3.0 million in the aggregate; and

          (18) other Investments in any Person having an aggregate Fair Market
     Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed $15.0 million.

"Permitted Liens" means:

          (1) Liens on assets of the Company or any of its Restricted
     Subsidiaries securing Indebtedness and other Obligations under Credit
     Facilities that were permitted to be incurred under Section 4.09(b)(1);

          (2) Liens in favor of the Company or the Guarantors;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted
     Subsidiary of the Company; provided that such Liens were not incurred in the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the
     Company or the Subsidiary;

          (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in contemplation of, such acquisition;

          (5) Liens incurred or deposits made in connection with workers'
     compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations)
     permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;

          (7) Liens existing on the Issue Date;

                                       17

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded;
     provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9) Liens imposed by law, such as carriers', warehousemen's, landlord's, mechanics', suppliers' or materialmen's Liens, in each case, incurred in the ordinary course of business;

          (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with
     Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (11) Liens created for the benefit of (or to secure) the Notes or the
     Note Guarantees;

          (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

               (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original
          Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

               (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing
          Indebtedness and (y) an amount necessary to pay all accrued interest on the Indebtedness being refinanced and the amount of all fees and expenses, including premiums, reasonable consent payments and liquidated damages, if any, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (13) Liens securing Hedging Obligations;

          (14) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business (including deposits necessary to obtain standby letters of credit);

          (15) Liens arising by operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

          (16) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated or if the period within which such appeal or proceedings may be initiated shall not have expired;

          (17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (18) Liens incurred under licensing agreements for use of intellectual property entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (19) Liens on goods and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit and securing the reimbursement of

                                       18

     obligations with respect to such letters of credit which encumber documents of title or other property relating to such letters of credit;

          (20) Liens securing leases or subleases to third parties;

          (21) Liens on specific items of inventory or other goods of any Person and the proceeds therefrom securing obligations of such Person in respect of banker's acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (22) Liens encumbering deposits made to secure obligations arising from statutory, regulatory or contractual requirements of the Company or a
     Restricted Subsidiary, including rights of offset and set-off;

          (23) Liens with respect to obligations that do not exceed $2.5 million at any one time outstanding;

          (24) Liens on materials, inventory or consumables securing trade payables relating to such materials, inventory or consumables;

          (25) Liens securing Indebtedness permitted to be incurred by clauses
     (13) and (16) of Section 4.09(b);

          (26) Liens to secure Acquired Debt that was permitted to be incurred under Section 4.09(b); provided that the Company's Secured Debt to Cash
     Flow Ratio immediately following the date of the incurrence of such
     Acquired Debt (determined on a pro forma basis including a pro forma application of the net proceeds therefrom, as if the incurrence of such
     Acquired Debt had occurred at the beginning of the four-quarter reference period) would not be greater than the Company's Secured Debt to Cash Flow
     Ratio measured immediately prior to such transaction;

          (27) Liens to secure Acquisition Debt that was permitted to be incurred under Section 4.09(b); provided that the Company's Secured Debt to
     Cash Flow Ratio immediately following the date of the incurrence of such
     Acquisition Debt (determined on a pro forma basis including a pro forma application of the net proceeds therefrom, as if the incurrence of such
     Acquisition Debt had occurred at the beginning of the four-quarter reference period) would not be greater than the Company's Secured Debt to
     Cash Flow Ratio measured immediately prior to such transaction;

          (28) Liens arising by reason of operating leases entered into by the
     Company or any of its Restricted Subsidiaries; and

          (29) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (28); provided that the Lien so extended, renewed or replaced does not extend to any additional property or assets.

"Permitted Payments to Parent" means, without duplication as to amounts:

          (1) payments to the immediate parent of the Company or to M&F
     Worldwide, as the case may be, to permit the immediate parent of the
     Company or M&F Worldwide, as the case may be, to pay accounting, legal, tax, consulting, financial advisory, corporate governance, insurance coverage and administrative expenses and similar management fees of the parent when due, in an aggregate amount not to exceed $3.0 million per annum; provided that the Company may carry over and make in any subsequent twelve-month period, in addition to the amounts permitted for such twelve-month period, up to $1.0 million of such payments permitted to have been made but not made in the immediately preceding twelve-month period;
     and

                                       19

          (2) for so long as (a) the Company is a member of a group filing a consolidated federal income tax return with M&F Worldwide, and/or (b) the
     Company or any of its subsidiaries is included in any consolidated combined or unitary group for foreign, state, local income or franchise tax purposes with any subsidiary of M&F Worldwide (other than the Company or any of its subsidiaries), payments pursuant to the Tax Sharing Agreement.

"Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge
("refinance") other Indebtedness of the Company or any of its Restricted
Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such
     Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, reasonable consent payments and liquidated damages, if any, incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date
     (i) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced, or (ii) has a final maturity date later than 91 days after the final maturity date of the Notes; and

          (3) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced,

provided, however that Permitted Refinancing Indebtedness shall not include: (a)
Indebtedness of a Restricted Subsidiary (other than a Guarantor) that refinances
Indebtedness of the Company; or (b) Indebtedness of the Company or a Restricted
Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

"Permitted Transactions" means any transaction or series of similar transactions
(including the purchase, sale, lease or exchange of any property or the rendering of any service) between the Company or any Restricted Subsidiary of the Company, on the one hand, and any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of Voting Stock of the
Company or an Affiliate of the Company or any such owner, on the other hand, existing on, or pursuant to an agreement in effect on, the Issue Date.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"Principals" means Ronald O. Perelman, MacAndrews & Forbes Holdings Inc. and M&F
Worldwide.

"Private Placement Legend" means the legend set forth in Section 2.06(g)(1)
hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

"Qualified Affiliate Debt" means unsecured, subordinated Indebtedness issued by the Company to M&F Worldwide or its Affiliates in an aggregate principal amount at any time outstanding not to exceed $30.0 million (plus capitalized interest on such Indebtedness).

                                       20

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 15, 2005, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the
Securities Act.

"Regulation S" means Regulation S promulgated under the Securities Act.

"Regulation S Global Note" means a Regulation S Temporary Global Note or
Regulation S Permanent Global Note, as appropriate.

"Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement
Legend and deposited with or on behalf of and registered in the name of the
Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

"Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

"Related Party" means

          (1) any controlling stockholder, 50% (or more) owned Subsidiary or immediate family member (in the case of an individual) of any Principal; or

          (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or
     Persons beneficially holding an 50% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

"Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

"Restricted Definitive Note" means a Definitive Note bearing the Private
Placement Legend.

"Restricted Global Note" means a Global Note bearing the Private Placement
Legend.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

"Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

"Rule 144" means Rule 144 promulgated under the Securities Act.

                                       21

"Rule 144A" means Rule 144A promulgated under the Securities Act.

"Rule 903" means Rule 903 promulgated under the Securities Act.

"Rule 904" means Rule 904 promulgated under the Securities Act.

"SEC" means the United States Securities and Exchange Commission.

"Secured Debt to Cash Flow Ratio" means, with respect to any specified Person as of any date of determination, the ratio of (a) consolidated senior secured
Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such person for the four most recent full fiscal quarters for which financial statements are available prior to such date of determination, on a pro forma basis after giving effect to the transaction giving rise to the need to calculate the Secured Debt to Cash Flow Ratio.

     In addition, for purposes of calculating the Secured Debt to Cash Flow
Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries and including any relating finacing transactions and including increases in ownership of
     Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Debt to Cash Flow Ratio
     (the "Secured Debt to Cash Flow Calculation Date") will be given pro forma effect (determined in good faith by the Chief Financial Officer of the
     Company) as if they had occurred on the first day of the four-quarter period;

          (2) the Consolidated Cash Flow attributable to discontinued
     operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the
     Secured Debt to Cash Flow Calculation Date, will be excluded;

          (3) any Person that is a Restricted Subsidiary on the Secured Debt to
     Cash Flow Calculation Date will be deemed to have been a Restricted
     Subsidiary at all times during such four-quarter reference period; and

          (4) any Person that is not a Restricted Subsidiary on the Secured Debt to Cash Flow Calculation Date will be deemed not to have been a Restricted
     Subsidiary at any time during such four-quarter reference period.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

"Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                                       22

"Subordinated Indebtedness" of a Person means any Indebtedness of such Person
(whether outstanding on the Issue Date or thereafter incurred) which is subordinated or junior in right of payment to the Notes pursuant to a written agreement. For purposes of the foregoing, for avoidance of doubt, no
Indebtedness shall be deemed to be subordinated in right of payment to any other
Indebtedness solely by virtue of being unsecured or secured by a lower priority
Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

"Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled
     (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);
     and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more
     Subsidiaries of that Person (or any combination thereof).

"TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections
77aaa-77bbbb), or any successor statute.

"Tax Sharing Agreement" means the Tax Sharing Agreement dated as of the Issue
Date among M&F Worldwide, the Company and PCT International Holdings Inc., and
any amendments, supplements or modifications thereof; provided that such amendments, supplements and modifications shall not be taken into account for purposes of this Indenture without the consent of the Trustee if such amendments, supplements or modifications are, taken as a whole, materially less favorable to the Holders of the Notes.

"Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve
Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2009;
provided, however, that if the period from the redemption date to December 15,
2009, is less than one year, the weekly average yield on actually traded United
States Treasury securities adjusted to a constant maturity of one year will be used.

"Trustee" means The Bank of New York until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

"Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

"Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

                                       23

"Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any
     Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted
     Subsidiaries (other than in the form of a pledge of its Capital Stock).

"U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

"Voting Stock" means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is at the time entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency,
(b) a limited liability company, membership interests entitled, by contract or otherwise, to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

                                                                      Defined in
Term                                                                   Section
----                                                                  ----------
"Affiliate Transaction"............................................     4.11
"Asset Sale Offer".................................................     4.10(d)
"Authentication Order".............................................     2.02
"Change of Control Offer"..........................................     4.15
"Change of Control Payment"........................................     4.15

                                       24

                                                                      Defined in
Term                                                                   Section
----                                                                  ----------
"Change of Control Payment Date"...................................      4.15
"Covenant Defeasance"..............................................      8.03
"DTC"..............................................................      2.03
"Event of Default".................................................      6.01
"Excess Proceeds"..................................................      4.10
"Funds in Trust"...................................................      8.04
"incur"............................................................      4.09
"Legal Defeasance".................................................      8.02
"Make-Whole Redemption Date".......................................      3.07
"Offer Amount".....................................................      3.09
"Offer Period".....................................................      3.09
"Paying Agent".....................................................      2.03
"Payment Default"..................................................      6.01
"Permitted Debt"...................................................      4.09
"Purchase Date"....................................................      3.09
"Registrar"........................................................      2.03
"Restricted Contribution"..........................................      4.07
"Restricted Payments"..............................................      4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Note Guarantees means the Company and the
Guarantors, respectively, and any successor obligor upon the Notes and the Note
Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                                       25

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) "will" shall be interpreted to express a command; and

          (6) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

Section 2.01 Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this
Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto).
Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the "Schedule of
Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.
Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the
Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Notes. Notes offered and sold in reliance on
Regulation S will be issued initially in the form of the Regulation S Temporary
Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of
Euroclear or Clearstream, duly executed by the Company and authenticated by the
Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

          (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note
     (except to the extent of any beneficial owners thereof who acquired an interest

                                       26

     therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)
     hereof); and

          (2) an Officers' Certificate from the Company.

     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable
Procedures. Simultaneously with the authentication of the Regulation S Permanent
Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the
Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (3) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and
     Conditions Governing Use of Euroclear" and the "General Terms and
     Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream
     will be applicable to transfers of beneficial interests in the Regulation S
     Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

     One Officer must sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

     A Note will not be valid until authenticated by the manual signature of the
Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an "Authentication Order"), authenticate and deliver for original issue Notes that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication
Orders, except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the
Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

     The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The
Company may appoint one or more co-registrars and one or more additional paying agents. The term

                                       27

"Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the
Trustee shall act as such. The Company or any of its Subsidiaries may act as
Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company may change any
Paying Agent or Registrar without notice to any Holder.

     The Company initially appoints the Trustee to act as the Registrar and
Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the
Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the
Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the
Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be
transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the
Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

          (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company;

          (2) the Company in its sole discretion determines that the Global
     Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect

                                       28

     to the Trustee; provided that in no event shall the Regulation S Temporary
     Global Note be exchanged by the Company for Definitive Notes prior to (A)
     the expiration of the Restricted Period and (B) the receipt by the
     Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B)
     under the Securities Act; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

     Upon the occurrence of either of the preceding events in (1) or (2) above,
Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A
Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The
transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this
Indenture and the Applicable Procedures. Beneficial interests in the Restricted
Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1) Transfer of Beneficial Interests in the Same Global Note.
     Beneficial interests in any Restricted Global Note may be transferred to
     Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be
     made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global
     Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

          (2) All Other Transfers and Exchanges of Beneficial Interests in
     Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

               (A) both:

                    (i) a written order from a Participant or an Indirect
               Participant given to the Depositary in accordance with the
               Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given in accordance with the Applicable
               Procedures containing information regarding the Participant account to be credited with such increase; or

                                       29

               (B) both:

                    (i) a written order from a Participant or an Indirect
               Participant given to the Depositary in accordance with the
               Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such
               Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

               provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the
               Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities
               Act.

Upon consummation of an Exchange Offer by the Company in accordance with Section
2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the
Securities Act, the Trustee shall adjust the principal amount of the relevant
Global Note(s) pursuant to Section 2.06(h) hereof.

          (3) Transfer of Beneficial Interests to Another Restricted Global
     Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the
     Registrar receives the following:

               (A) if the transferee will take delivery in the form of a
          beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of a
          beneficial interest in the Regulation S Temporary Global Note or the
          Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a
          beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

          (4) Transfer and Exchange of Beneficial Interests in a Restricted
     Global Note for Beneficial Interests in an Unrestricted Global Note. A
     beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                                       30

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a
          Broker-Dealer, (ii) a Person participating in the distribution of the
          Exchange Notes or (iii) a Person who is an affiliate (as defined in
          Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration
          Statement in accordance with the Registration Rights Agreement;

               (C) such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global
               Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (ii) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the
               Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the
               Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
               Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted
Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D)
above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (1) Beneficial Interests in Restricted Global Notes to Restricted
     Definitive Notes. If any holder of a beneficial interest in a Restricted
     Global Note proposes to exchange such beneficial interest for a Restricted
     Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                       31

               (A) if the holder of such beneficial interest in a Restricted
          Global Note proposes to exchange such beneficial interest for a
          Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a)
          thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in
          Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a
          Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in
          Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an
          Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the
          Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
          thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global
Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the
Company shall execute and the Trustee shall authenticate and deliver to the
Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the
Registrar through instructions from the Depositary and the Participant or
Indirect Participant. The Trustee shall deliver such Definitive Notes to the
Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2) Beneficial Interests in Regulation S Temporary Global Note to
     Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be
     exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the
     Securities Act, except in the case of a transfer pursuant to an

                                       32

     exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (3) Beneficial Interests in Restricted Global Notes to Unrestricted
     Definitive Notes. A holder of a beneficial interest in a Restricted Global
     Note may exchange such beneficial interest for an Unrestricted Definitive
     Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a
          Broker-Dealer, (ii) a Person participating in the distribution of the
          Exchange Notes or (iii) a Person who is an affiliate (as defined in
          Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration
          Statement in accordance with the Registration Rights Agreement;

               (C) such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (ii) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the
               certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the
          Registrar so requests or if the Applicable Procedures so require, an
          Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the
          Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted
     Definitive Notes. If any holder of a beneficial interest in an Unrestricted
     Global Note proposes to exchange such beneficial interest for a Definitive
     Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a

                                       33

     beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or
     Indirect Participant. The Trustee will deliver such Definitive Notes to the
     Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section
     2.06(c)(4) will not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (1) Restricted Definitive Notes to Beneficial Interests in Restricted
     Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global
          Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a
          QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1)
          thereof;

               (C) if such Restricted Definitive Note is being transferred to a
          Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the
          Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an
          Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities
          Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

          the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the

                                       34

          case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (2) Restricted Definitive Notes to Beneficial Interests in
     Unrestricted Global Notes. A Holder of a Restricted Definitive Note may
     exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an
          affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration
          Statement in accordance with the Registration Rights Agreement;

               (C) such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the Holder of such Definitive Notes proposes to
               exchange such Notes for a beneficial interest in the Unrestricted
               Global Note, a certificate from such Holder in the form of
               Exhibit C hereto, including the certifications in item (1)(c)
               thereof; or

                    (ii) if the Holder of such Definitive Notes proposes to
               transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global
               Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the
          Registrar so requests or if the Applicable Procedures so require, an
          Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the
          Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the
     Unrestricted Global Note.

          (3) Unrestricted Definitive Notes to Beneficial Interests in
     Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may
     exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the
     Trustee will cancel the applicable

                                       35

     Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
     (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon
request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the
Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section
2.06(e).

          (1) Restricted Definitive Notes to Restricted Definitive Notes. Any
     Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule
          904, then the transferor must deliver a certificate in the form of
          Exhibit B hereto, including the certifications in item (2) thereof;
          and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any
     Restricted Definitive Note may be exchanged by the Holder thereof for an
     Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an
          affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf
          Registration Statement in accordance with the Registration Rights
          Agreement;

                                       36

               (C) any such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive
               Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (ii) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the
          Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement
          Legend are no longer required in order to maintain compliance with the
          Securities Act.

          (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A
     Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.
     Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

          (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the
     Restricted Global Notes accepted for exchange in the Exchange Offer by
     Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144)
     of the Company; and

          (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B)
     they are not participating in a distribution of the Exchange Notes and (C)
     they are not affiliates (as defined in Rule 144) of the Company.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive
Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                                       37

     (g) Legends. The following legends will appear on the face of all Global
Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global
          Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY
IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY
EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY
BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO
A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER
(AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE
TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d)
TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT,
PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE
TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF
NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO CLARKE AMERICAN
CORP. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN
ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF CLARKE AMERICAN CORP. SO
REQUESTS), (2) TO CLARKE AMERICAN CORP. OR (3) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE
JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,
NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2),
          (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the
          Private Placement Legend.

                                       38

          (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS
GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR
DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CLARKE AMERICAN CORP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (3) Regulation S Temporary Global Note Legend. The Regulation S
     Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON."

          (4) OID Legend. To the extent required by Section 1275(c)(A) of the
     Internal Revenue Code of 1986, as amended, and Treasury Regulation Section
     1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend in substantially the following form:

"FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE
OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU
MAY CONTACT THE ISSUER AT 10931 LAUREATE DRIVE, SAN ANTONIO, TX 78249,
ATTENTION: CHIEF FINANCIAL OFFICER, AND THE ISSUER WILL PROVIDE YOU WITH THE
ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD
TO MATURITY OF THIS NOTE."

                                       39

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for
Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive
Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the
Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the
Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive
     Notes upon receipt of an Authentication Order in accordance with Section
     2.02 hereof or at the Registrar's request.

          (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any
     registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

          (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive
     Notes surrendered upon such registration of transfer or exchange.

          (5) Neither the Registrar nor the Company will be required:

               (A) to issue, to register the transfer of or to exchange any
          Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
          3.02 hereof and ending at the close of business on the day of selection;

               (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6) Prior to due presentment for the registration of a transfer of any
     Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is

                                       40

     registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          (9) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the legend required by Section
     2.06(g)(4) hereof, each group of Notes bearing a given amount of original issue discount shall be treated as a separate class only for purposes of the transfer and exchange provisions of this Section 2.06.

Section 2.07 Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the
Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an
Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the
Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the
Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company and not cancelled shall not be deemed to be outstanding for purposes of Section
3.07(a) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

                                       41

Section 2.09 Treasury Notes.

     In determining whether the Holders of the required principal amount of
Notes have concurred in any direction, waiver or consent, Notes owned by the
Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any
Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the
Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the
Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes will be entitled to all of the benefits of this
Indenture.

Section 2.11 Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation.
The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled
Notes (subject to the record retention requirement of the Exchange Act).
Certification of the disposal of all canceled Notes will be delivered to the
Company upon its request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the
Notes, and any such redemption

                                       42

shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the "CUSIP"
numbers.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers'
Certificate of the Company (except that such Officers' Certificate may be furnished more than 60 days prior to a redemption date if it is issued in connections with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof) setting forth:

          (1) the clause of this Indenture pursuant to which the redemption shall occur;

          (2) the redemption date;

          (3) the principal amount of Notes to be redeemed; and

          (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this
Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

                                       43

     The notice will identify the Notes to be redeemed and will state:

          (1) the redemption date;

          (2) the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying
     Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice or printed on the Notes.

     At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an
Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof,
Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

     On or prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all
Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the
Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the
Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the

                                       44

failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

     Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

     (a) At any time prior to December 15, 2008, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including the principal amount of any Additional
Notes issued under this Indenture) at a redemption price equal to 111.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and
Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Company and its
     Subsidiaries, but including any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and

          (2) the redemption occurs within 90 days after the date of the closing of any such Equity Offering.

     (b) Except pursuant to the preceding paragraph and clause (e) below, the
Notes will not be redeemable at the Company's option prior to December 15, 2009.

     (c) On or after December 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof), at the redemption prices (expressed as percentages of principal amount)
set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

YEAR                              PERCENTAGE
----                              ----------
2009...........................    105.875%
2010...........................    102.938%
2011 and thereafter............    100.000%

     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

     (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                       45

     (e) At any time prior to December 15, 2009, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the
"Make-Whole Redemption Date"), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Section 3.08 Mandatory Redemption.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer, it will follow the procedures specified below.

     The Asset Sale Offer shall be made to all Holders and all holders of other
Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable, with such adjustments so that only Notes in denominations of $2,000, or integral multiples of $1,000 thereof, will be purchased) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset
Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and
Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale
Offer.

     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1) that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

          (2) the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note or any portion thereof not tendered or accepted for payment will continue to accrue interest;

                                       46

          (4) that, unless the Company defaults in making such payment, any Note or any portion thereof accepted for payment pursuant to the Asset Sale
     Offer will cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Note or any portion thereof purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or integral multiples of $1,000 in excess thereof only;

          (6) that Holders electing to have Notes or any portions thereof purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase"
     attached to the Notes completed, or transfer by book-entry transfer, to the
     Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase
     Date;

          (7) that Holders will be entitled to withdraw their election if the
     Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

          (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary (with such adjustments so that only Notes in denominations of $2,000, or integral multiples of $1,000 thereof, will be purchased), the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer
Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers'
Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The
Company, the Depositary or the Paying Agent, as the case may be, will promptly
(but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the
Notes tendered by such Holder and accepted by the Company for purchase, and the
Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of
Sections 3.02 through 3.06 hereof.

                                       47

                                    ARTICLE 4
                                    COVENANTS

Section 4.01 Payment of Notes.

     The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and
Liquidated Damages, if any will be considered paid on the date due if the Paying
Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m.
Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the
Registration Rights Agreement.

     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to
1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and
Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, the City of New
York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The
Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the
Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the
City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of
Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual reports that would be required to be filed or furnished with the SEC on Forms 10-Q and 10-K if the Company were required to file or furnish such reports; and

                                       48

          (2) all current reports that would be required to be filed with the
     SEC on Form 8-K if the Company were required to file such reports; provided that the Company shall not be required to file a current report on Form 8-K in connection with the consummation on the Issue Date of the transactions described in the Offering Memorandum.

     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the
Registration Rights Agreement, the Company will file or furnish, as applicable, a copy of each of the reports referred to in clauses (1) and (2) above with the
SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

     If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings.
If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the
Company were required to file those reports with the SEC.

     (b) For so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by paragraph (a) of this
Section 4.03, the Company will furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) If at any time the Notes are guaranteed by a direct or indirect parent of the Company, and such company has complied with the reporting requirements of
Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the
Holders of Notes, or filed with the SEC, the reports described herein with respect to such company, as applicable (including any financial information required by Regulation S-X under the Securities Act), the Company shall be deemed to be in compliance with the provisions of this Section 4.03.

     (d) Any information filed with, or furnished to, the SEC shall be deemed to have been made available to the Trustee and the registered Holders of the Notes.
The subsequent filing or making available of any report required by this Section
4.03 shall be deemed automatically to cure any Default or Event of Default resulting from the failure to file or make available such report within the required time frame.

     (e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the
Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04 Compliance Certificate.

     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers'

                                       49

Certificate stating that a review of the activities of the Company and its
Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the
Company has kept, observed, performed and fulfilled its obligations under this
Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of
Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the
American Institute of Certified Public Accountants, the Company and the
Guarantors shall use their respective commercially reasonable efforts to have the year-end financial statements delivered pursuant to Section 4.03 above accompanied by a written statement of the Company's independent registered public accountants (who shall be a firm of established national reputation), which shall state that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or
Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 10 Business Days of any Officer becoming aware of any
Default or Event of Default, an Officers' Certificate specifying such Default or
Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the
Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly:

                                       50

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted
     Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the
     Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (i) dividends or distributions payable in
     Equity Interests (other than Disqualified Stock) of the Company, and (ii)
     dividends or distributions payable to the Company or a Restricted
     Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value
     (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or
     any direct or indirect parent of the Company;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the
     Company or any Guarantor that is Subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Company and any of its
     Restricted Subsidiaries), except a payment of interest or principal within
     90 days of the Stated Maturity thereof; or

          (4) make any Restricted Investment

     (all such payments and other actions set forth in these clauses (1) through
(4) above being collectively referred to as "Restricted Payments"),

          unless, at the time of and after giving effect to such Restricted
          Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;
     and

          (3) such Restricted Payment, together with the aggregate amount, without duplication, of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted
     Payments permitted by clauses (2) through (13) of Section 4.07(b)), is less than the sum, without duplication of:

               (A) 50% of the Consolidated Net Income of the Company for the
          period (taken as one accounting period) from the beginning of the first fiscal quarter during which the Issue Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted
          Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (B) 100% of the aggregate net cash proceeds or Fair Market Value of any assets received by the Company since the Issue Date as a contribution to its common equity capital (other than Disqualified
          Stock) which shall not be deemed to include any net cash proceeds received in connection with any contribution designated at the time it is

                                       51

          made as a restricted contribution (a "Restricted Contribution"), or from the issue or sale of Equity Interests of the Company (other than
          Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests sold to a Subsidiary of the Company); plus

               (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such
          Restricted Investment (less the cost of disposition, if any); plus

               (D) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a
          Restricted Subsidiary after the Issue Date, the Fair Market Value of such Subsidiary as of the date on which such Subsidiary was redesignated as a Restricted Subsidiary after the Issue Date; plus

               (E) 50% of any dividends received by the Company or a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the
          Consolidated Net Income of the Company for such period.

     (b) The provisions of Section 4.07(a) hereof will not prohibit:

          (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have been permitted by this Indenture;

          (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale within 30 days of such Restricted Payment
     (other than to a Subsidiary of the Company) of, Equity Interests of the
     Company (other than Disqualified Stock) or from a substantially concurrent contribution of common equity capital (other than Disqualified Stock) to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause
     (3)(B) of Section 4.07(a) hereof;

          (3) the purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, within 30 days of such purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value;

          (4) the payment of any dividend (or in the case of any partnership or limited liability company, any similar distribution) by a Restricted
     Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, any Restricted
     Subsidiary of the Company or any direct or indirect parent of the Company held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries or their estates or beneficiaries of their estates pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or

                                       52

     retired Equity Interests may not exceed $3.0 million in any twelve-month period; provided, however, that amounts available pursuant to this clause
     (5) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in any subsequent twelve-month period, up to a maximum of $2.0 million in any twelve-month period;

          (6) the purchase or repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity
     Interests represent a portion of the exercise price of those stock options or warrants;

          (7) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with Section 4.09 hereof;

          (8) the purchase by the Company of fractional shares upon conversion of any securities of the Company into Equity Interests of the Company;

          (9) upon the occurrence of a Change of Control or an Asset Sale and after the completion of the offer to repurchase of the Notes as described in Section 4.10 hereof or Section 4.15 hereof (including the purchase of all Notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Subordinated Indebtedness required under the terms of such Indebtedness as a result of such Change of Control or Asset Sale;

          (10) so long as no Default has occurred and is continuing or would result from such transaction, dividends or distributions, redemptions of
     Capital Stock and other Restricted Payments in an aggregate amount not to exceed the sum of all Restricted Contributions, provided that, on the date of such dividend, distribution, redemption of Capital Stock or other
     Restricted Payment the Company must be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

          (11) contributions of cash, real property or other property to an
     Unrestricted Subsidiary consisting of cash, real property or other property received by the Company in an amount equal to a contribution to the
     Company's common equity capital or a purchase of the Company's Equity
     Interests (other than Disqualified Stock of the Company) and any related
     Investment in such Unrestricted Subsidiary by the Company or a Guarantor;
     provided that such cash, real property or other property is specifically identified in an officer's certificate delivered to the trustee; provided, further that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section
     4.07(a);

          (12) Permitted Payments to Parent; and

          (13) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $12.0 million since the Issue Date.

     For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1)
through (13) above, or is entitled to be incurred pursuant to Section 4.07(a), the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this
Section 4.07 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or Section 4.07(a).

                                       53

     The amount of all Restricted Payments (other than cash) will be the Fair
Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted
Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair
Market Value of any assets or securities that are required to be valued by this
Section 4.07 will be determined by an officer of the Company if the Fair Market
Value is less than $5.0 million and, if the Fair Market Value is $5.0 million or more, by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds
$15.0 million.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted
Subsidiaries.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any
Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted
     Subsidiaries; or

          (3) sell, lease or transfer any of its properties or assets to the
     Company or any of its Restricted Subsidiaries.

     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

          (1) the Credit Agreement and any other agreement or document relating to a Credit Facility; provided that the terms and conditions of such encumbrances and restrictions are not more restrictive, taken as a whole, than those encumbrances or restrictions imposed in connection with the
     Credit Agreement as in effect on the Issue Date, as reasonably determined by the Company or such Restricted Subsidiary;

          (2) agreements as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date, as reasonably determined by the Company or such Restricted Subsidiary;

          (3) the Indenture, the Notes, the Exchange Notes, any Additional Notes
     and the Note Guarantees;

          (4) applicable law, rule, regulation or order;

          (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or Capital Stock was issued in connection

                                       54

     with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (6) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

          (7) security documents related to mortgage financing, purchase money or similar obligations and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in
     Section 4.08(a)(3) hereof;

          (8) any agreement for the sale or other disposition of a Restricted
     Subsidiary that restricts distributions or other activities by that
     Restricted Subsidiary pending the sale or other disposition;

          (9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing
     Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as reasonably determined by the Company or such Restricted
     Subsidiary;

          (10) security or other documents evidencing Liens permitted to be incurred under the provisions of Section 4.12 hereof, including Permitted
     Liens;

          (11) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, merger agreements and other similar agreements in effect on the Issue Date or entered into (i) in the ordinary course of business, or (ii) with the approval of the Company's Board of Directors or Chief Financial Officer,
     which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts;

          (13) any instrument governing any Indebtedness or Capital Stock of any
     Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person or the property or assets of any Person, other than the Person and its Restricted Subsidiaries or the property or asset of the person and its Restricted Subsidiaries; and

          (14) encumbrances or restrictions imposed by any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that amends, modifies, restates, supplements, refunds, extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (13); provided that the terms and conditions of any such agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing are no more restrictive in any material respect, taken as a whole, than the encumbrances or restrictions imposed pursuant to the agreement being extended, renewed, refinanced or replaced, as reasonably determined by the
     Company or such Restricted Subsidiary.

                                       55

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock;
provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness
(including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage
Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least (a)
2.25 to 1, if the date of such incurrence or issuance is on or prior to December
15, 2007, or (b) 2.50 to 1, if the date of such incurrence or issuance is after
December 15, 2007, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional
Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively,
"Permitted Debt"):

          (1) the incurrence by the Company and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $480.0 million less the aggregate amount of all mandatory repayments of the principal of any term Indebtedness under Credit
     Facilities (other than repayments that are concurrently refunded or refinanced) that have been made by the Company or any of its Restricted
     Subsidiaries since the Issue Date and less the aggregate amount of all Net
     Proceeds of Asset Sales applied by the Company or any of its Restricted
     Subsidiaries since the Issue Date to permanently repay any term
     Indebtedness under a Credit Facility pursuant to Section 4.10 hereof;

          (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Initial Notes and the related Note Guarantees to be issued on the Issue Date and the Exchange Notes and the related Note
     Guarantees to be issued pursuant to this Indenture and the Registration
     Rights Agreement;

          (4) the incurrence by the Company or any of its Restricted
     Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, purchase money obligations or similar obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, use, installation or improvement of property, plant or equipment used in the business of the
     Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $20.0 million at any time outstanding;

          (5) the incurrence by the Company or any of its Restricted
     Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew,

                                       56

     refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (11)
     or (12) of this Section 4.09(b);

          (6) the incurrence by the Company or any of its Restricted
     Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (A) if the Company or any Guarantor is the obligor on such
          Indebtedness and the payee is not the Company or a Guarantor, such
          Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a
          Guarantor; and

               (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii)
          any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

          will be deemed, in each case, to constitute an incurrence of such
          Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

               (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

               (B) any sale or other transfer of any such preferred stock to a
          Person that is not either the Company or a Restricted Subsidiary of the Company,

     will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause
     (7);

          (8) the incurrence by the Company or any of its Restricted
     Subsidiaries of Hedging Obligations other than for speculative purposes;

          (9) the guarantee by the Company or any of the Guarantors of
     Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;
     provided that if the Indebtedness being guaranteed is subordinated to or pari passu in right of payment with the Notes, then the Guarantee shall be subordinated or pari passu in right of payment, as applicable, to the same extent as the Indebtedness guaranteed;

          (10) the incurrence by the Company or any of its Restricted
     Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds, completion guarantees, standby letters of credit, statutory claims of lessors, licensees, contractors, franchisees or customers, in each case, in the ordinary course of business;

                                       57

          (11) the incurrence by the Company or any of its Restricted
     Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days after incurrence;

          (12) the incurrence by the Company or any of its Restricted
     Subsidiaries of Indebtedness arising from agreements for indemnification or purchase price adjustment obligations of the Company or a Restricted
     Subsidiary, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a
     Restricted Subsidiary; provided that the maximum liability in respect of all such obligations shall not exceed the gross proceeds actually paid or received by the Company and any Restricted Subsidiary, including the Fair
     Market Value of non-cash proceeds;

          (13) the incurrence by the Company or any of its Restricted
     Subsidiaries of Indebtedness to the extent the net proceeds thereof are promptly deposited to defease the Notes or satisfy and discharge this
     Indenture under Article 8 or 11 hereof;

          (14) the incurrence by the Company or any of its Restricted
     Subsidiaries of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (15) the incurrence by the Company of Qualified Affiliate Debt; and

          (16) the incurrence or issuance by the Company of additional
     Indebtedness or Disqualified Stock or by any Restricted Subsidiary of
     additional Indebtedness or preferred stock in an aggregate principal amount
     (or accreted value, as applicable) at any time outstanding, including all
     Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $10.0 million.

     The Company will not incur, and will not permit any Guarantor to incur, any
Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms;
provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.09 and such item of Indebtedness (or portion thereof, as applicable)
will be treated as having been incurred pursuant to only such clause or clauses or Section 4.09(a). Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment or accretion of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the

                                       58

payment of dividends on preferred stock in the form of additional shares of the same class of preferred stock will not be deemed to be an incurrence of
Indebtedness or an issuance of preferred stock for purposes of this Section
4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.
Notwithstanding any other provision of this Section 4.09, the maximum amount of
Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any
     Indebtedness issued with original issue discount;

          (2) the principal amount of the Indebtedness, in the case of any other
     Indebtedness; and

          (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

               (A) the Fair Market Value of such assets at the date of
          determination; and

               (B) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be)
     receives consideration at the time of the Asset Sale at least equal to the
     Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash
     Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

               (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Note Guarantee)
          that are assumed by the transferee of any such assets pursuant to a novation agreement that releases the Company or such Restricted
          Subsidiary from further liability;

               (B) any securities, notes or other obligations received by the
          Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion, within 180 days following the closing of the Asset Sale; and

               (C) any stock or assets of the kind referred to in clauses (2) or
          (4) of Section 4.10(b).

                                       59

     (b) Within 365 days after the receipt of any Net Proceeds from an Asset
Sale, the Company (or the applicable Restricted Subsidiary, as the case may be)
may apply such Net Proceeds to:

          (1) prepay or repay the Notes and Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness being repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) acquire all or substantially all of the assets of, or any Capital
     Stock of, a Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Person engaged in a Permitted
     Business is or becomes a Restricted Subsidiary of the Company;

          (3) make a capital expenditure;

          (4) acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

          (5) to repay other Indebtedness of the Company or the applicable
     Restricted Subsidiary, other than Indebtedness of the Company or any
     Guarantor that is Subordinated Indebtedness;

provided that the requirements of clauses (2) through (5) above shall be satisfied if an agreement committing to make the acquisitions or expenditures referred to therein is entered into by the Company or a Restricted Subsidiary within 365 days after the receipt of such Net Proceeds and such Net Proceeds are applied thereafter in accordance with such agreement within 545 days after the receipt of such Net Proceeds.

     (c) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net
Proceeds in any manner that is not prohibited by this Indenture.

     (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute "Excess
Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, within 30 days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in this
Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an
Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of
Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu
Indebtedness shall be purchased on a pro rata basis. Upon completion of each
Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Section 3.09 hereof or this

                                       60

Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under
Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such
     Restricted Subsidiary with a Person who is not an Affiliate of the Company or such Restricted Subsidiary; and

          (2) the Company delivers to the Trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors of the
          Company set forth in an Officers' Certificate certifying that such
          Affiliate Transaction complies with clause (1) of this Section 4.11(a)
          and that such Affiliate Transaction has been approved by a majority of the Board of Directors of the Company; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that no such opinion will be required in the case of dollar-for-dollar reimbursements for expenses of the Company or any of its Restricted
          Subsidiaries paid by any Affiliate of the Company or agreements relating thereto.

     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

          (1) any employment agreement, employee benefit plan, consultant agreement, officer or director indemnification agreement, confidentiality, non-competition, non-solicitation or any similar arrangement or agreement entered into by the Company or any of its Restricted Subsidiaries in the
     ordinary course of business or approved by the Board of Directors and payments pursuant thereto;

          (2) transactions between or among the Company and/or its Restricted
     Subsidiaries;

          (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the
     Company owns, directly or through a Restricted Subsidiary, an Equity
     Interest in, or controls, such Person;

          (4) payment of reasonable directors' compensation;

                                       61

          (5) any issuance of Equity Interests (other than Disqualified Stock)
     of the Company to Affiliates of the Company;

          (6) Permitted Investments or Restricted Payments that do not violate
     Section 4.07 hereof;

          (7) transactions pursuant to any contract or agreement with the
     Company or any of its Restricted Subsidiaries as in effect on the Issue
     Date and any amendment, modification, or replacement to such contract or agreement; provided that any such amendment, modification or replacement is on terms that are no less favorable to the Holders of the Notes in any material respect than the original contract or agreement as in effect on the Issue Date;

          (8) any pro rata distribution (including a rights offering) to all holders of a class of Equity Interests or Indebtedness of the Company or any of its Restricted Subsidiaries, including Persons who are Affiliates of the Company or any of its Restricted Subsidiaries;

          (9) any transaction which is a Permitted Transaction;

          (10) any transaction pursuant to which M&F Worldwide or any of its
     Affiliates provides the Company and/or its Restricted Subsidiaries, at their request and at the cost to M&F Worldwide, with services, including services to be purchased from third-party providers, such as legal and accounting, tax, consulting, financial advisory, corporate governance, insurance coverage and other services;

          (11) the issuance of Qualified Affiliate Debt and any transaction in connection therewith;

          (12) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

          (13) transactions on customary terms pursuant to any registration rights agreement with the stockholders of the Company or any direct or indirect parent of the Company;

          (14) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors of the Company and are on terms at least as favorable to the Company and its Restricted Subsidiaries as might have been obtained at such time from an unaffiliated party;

          (15) any merger or consolidation of the Company with an Affiliate of the Company solely for the purposes of:

               (A) reorganizing to facilitate an initial public offering of the
          Equity Interests of the Company;

               (B) forming or collapsing a holding company structure; or

               (C) reincorporating the Company in a new jurisdiction;

          (16) Permitted Payments to Parent;

                                       62

          (17) the merger transactions among the Company and its Restricted
     Subsidiaries described in the Offering Memorandum under the caption entitled "The Transactions;" and

          (18) the agreements described in the Offering Memorandum in the section entitled "Certain Relationships and Related Transactions" as in
     effect on the Issue Date, and any amendments, supplements or modifications of such agreements; provided that such amendments, supplements or modifications, are not, taken as a whole, materially less favorable to the
     Holders of the Notes.

Section 4.12 Liens.

     The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

     The Company will not, and will not permit any of its Restricted
Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted
Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries other than its Immaterial
     Subsidiaries, in accordance with the respective organizational documents
     (as the same may be amended from time to time) of the Company or any such
     Subsidiary; and

          (2) the rights (charter and statutory), licenses and franchises of the
     Company and its Subsidiaries other than its Immaterial Subsidiaries;

     provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

     (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes pursuant to a Change of Control Offer (a "Change of Control Offer"). In the Change of
Control Offer, the Company will offer a payment (such payment, a "Change of
Control Payment") in cash equal to 101% of the aggregate principal amount of
Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of
Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. No later than 45 days following any Change of
Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and

                                       63

offering to repurchase Notes on the Change of Control payment date specified in the notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed and stating:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered will be accepted for payment;

          (2) the purchase price and the Change of Control Payment Date;

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of
     Control Payment, all Notes accepted for payment pursuant to the Change of
     Control Offer will cease to accrue interest after the Change of Control
     Payment Date;

          (5) that Holders electing to have any Notes purchased pursuant to a
     Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third
     Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the
     Paying Agent receives, not later than the close of business on the second
     Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the
     Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or a $1,000 integral multiple in excess thereof.

     The Company will comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 4.10 or 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.10 hereof or this Section 4.15 by virtue of such compliance.

     (b) On or before the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount in cash equal to the
     Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                                       64

          (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the
     Company.

     The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

     (c) Notwithstanding anything to the contrary in this Section 4.15, the
Company will not be required to make a Change of Control Offer upon a Change of
Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer (it being understood that such third party may make a Change of Control Offer that is conditioned on and prior to the occurrence of a Change of Control pursuant to this clause (1)), or
(2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16 Limitation on Sale and Leaseback Transactions.

     The Company will not, and will not permit any of its Restricted
Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

          (1) the Company or that Guarantor, as applicable, could have (a)
     incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage
     Ratio test in Section 4.09(a) hereof and (b) incurred a Lien to secure such
     Indebtedness pursuant to the provisions of Section 4.12 hereof;

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by Section 4.10 hereof.

Section 4.17 Payments for Consent.

     The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes or all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Additional Note Guarantees.

     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date that guarantees the Credit
Agreement (other than an Immaterial Subsidiary), or if any Restricted Subsidiary
of the Company that is not a Guarantor guarantees the Credit Agreement after the
Issue Date, then the Company will cause that newly acquired or created Domestic

                                       65

Subsidiary to become a Guarantor and execute a Note Guarantee pursuant to a supplemental indenture and deliver an Opinion of Counsel satisfactory to the
Trustee within 10 Business Days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions); provided that any Domestic
Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. The form of such
Note Guarantee is attached as Exhibit E hereto.

Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.

     The Board of Directors of the Company may designate any Restricted
Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted
Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted
Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an
Unrestricted Subsidiary. The Board of Directors of the Company may at any time redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

     Any designation of a Subsidiary of the Company as an Unrestricted
Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.
If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an
Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the
Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness as of such date by a Restricted Subsidiary of the Company of any outstanding
Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of
Default would be in existence following such designation.

Section 4.20 Maintenance of Excess Cash Flow Covenant.

     For so long as the Debt to Cash Flow Ratio for the Company's most recently ended four full fiscal quarter period for which internal financial statements are available equals or exceeds 3.0 to 1.0, the Credit Agreement (to the extent the Indebtedness thereunder is Indebtedness secured by a Permitted Lien under clause (1) of the definition thereof), or, if the Credit Agreement is not then outstanding, any other Credit Facility then outstanding (to the extent the
Indebtedness thereunder is Indebtedness secured by a Permitted Lien under clause
(1) of the definition thereof), will include the covenant set forth in Section
2.11(d) of the Credit Agreement as in effect on the Issue Date (or a covenant that is substantially equivalent); provided, that for so long as the Debt to
Cash Flow Ratio for the Company's most recently ended four full fiscal quarter period for which internal financial statements are available is less than 3.0 to
1.0, this covenant will be suspended.

                                       66

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

     The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its
Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (1) either:

               (A) the Company is the surviving entity (provided that if such entity is not a corporation, a corporate co-obligor will become a co-issuer of the Notes and assume all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee); or

               (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger
     (if other than the Company) or the corporation to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the
     Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction, no Default or Event of Default exists; and

          (4) either (i) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed
     Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or (ii) the
     Company's Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available after giving pro forma effect to such transaction and any related financing transactions as of the beginning of such four-quarter period would be not less than the
     Company's Fixed Charge Coverage Ratio for such four-quarter period immediately prior to such transaction.

     In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of the Company and its Restricted
Subsidiaries taken as a whole, in one or more related transactions, to any other
Person. This Section 5.01 will not apply to:

          (1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or for the purpose of collapsing a holding company structure;

                                       67

          (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the
     Company and its Restricted Subsidiaries; or

          (3) the merger transactions among the Company and its Restricted
     Subsidiaries described in the Offering Memorandum under the caption "The
     Transactions."

Section 5.02 Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes in the case of a sale of the
Company's assets (other than a sale of all or substantially all of the Company's assets) in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

     Each of the following is an "Event of Default":

          (1) default for 30 days in the payment when due of interest on, or
     Liquidated Damages, if any, with respect to, the Notes;

          (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

          (3) failure by the Company or any of its Restricted Subsidiaries to
     comply with the provisions of Sections 4.10 or 4.15 hereof;

          (4) failure by the Company or any of its Restricted Subsidiaries for
     60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in this Indenture;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any
     Indebtedness for money borrowed by the Company or any of its Restricted
     Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                                       68

               (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default
          (a "Payment Default"); or

               (B) results in the acceleration of such Indebtedness prior to its express maturity,

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

          (6) failure by the Company or any of its Restricted Subsidiaries to
     pay final, non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (net of amounts covered by a valid policy of insurance between the defendant and the insurer), which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) the Company or any of its Restricted Subsidiaries that is a
     Significant Subsidiary or any group of Restricted Subsidiaries of the
     Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors,
          or

               (E) generally is not paying its debts as they become due;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Restricted
          Subsidiaries that is a Significant Subsidiary or any group of
          Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a custodian of the Company or any of its Restricted
          Subsidiaries that is a Significant Subsidiary or any group of
          Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant
          Subsidiary; or

               (C) orders the liquidation of the Company or any of its
          Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

                                       69

          and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (9) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding before a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02 Acceleration.

     In the case of an Event of Default specified in clause (7) or (8) of
Section 6.01 hereof, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the
Notes to be due and payable immediately.

     Upon any such declaration, the Notes shall become due and payable immediately.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the
Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default
(except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated
Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, or compliance with any provision of this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                                       70

Section 6.05 Control by Majority.

     Holders of a majority in aggregate principal amount of the then outstanding
Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the
Trustee in personal liability.

Section 6.06 Limitation on Suits.

     Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

          (1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

          (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the
     Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another
Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any
Holder of a Note to receive payment of principal, premium and Liquidated
Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                                       71

Section 6.09 Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the
Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the
Holders of the Notes allowed in any judicial proceedings relative to the Company
(or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the
Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated
     Damages, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct in a final, non-appealable order.

     The Trustee may fix a record date and payment date for any payment to
Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a
Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a
Note

                                       72

pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01 Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this
Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                                       73

Section 7.02 Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an
Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of it selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an
Officer of the Company.

     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

     (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the
Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any
Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this
Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this
Indenture other than its certificate of authentication.

                                       74

Section 7.05 Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its
Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the
Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of
Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with
TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The
Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors
(including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. To the extent there exists a conflict or a potential conflict of interest, as determined in good faith by the
Trustee, the Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any
Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

     (c) The obligations of the Company and the Guarantors under this Section
7.07 will survive the satisfaction and discharge of this Indenture.

                                       75

     (d) To secure the Company's and the Guarantors' payment obligations in this
Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor
Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the
Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor
Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the
Company.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a
Holder for at least six months, fails to comply with Section 7.10 hereof, such
Holder may petition any court of competent jurisdiction for the removal of the
Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to

                                       76

the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of
TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section
310(b).

Section 7.11 Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may at any time, at its option evidenced by a resolution of its
Board of Directors set forth in an Officers' Certificate, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose,
Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding
Notes (including the Note Guarantees) and cured all existing Events of Default, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                                       77

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the Funds in Trust referred to in Section 8.04 hereof;

          (2) the Company's obligations with respect to such Notes under Article
     2 and Section 4.02 hereof;

          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

          (4) this Article 8.

     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in
Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 (except with respect to the existence of the Company), 4.15, 4.16, 4.17, 4.18, 4.19, 4.20
hereof, clauses (3) and (4) of Section 5.01 hereof and Article 10 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), any existing failure by the Company to comply with any such obligations shall no longer constitute an Event of Default, and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant
Defeasance means that, with respect to the outstanding Notes and Note
Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this
Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default. In addition the Note Guarantees will be terminated and released and the Guarantors discharged with respect to their Note
Guarantees upon a Covenant Defeasance.

Section 8.04 Conditions to Legal or Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S.
     dollars and non-callable Government Securities ("Funds in Trust"), in amounts as will be sufficient to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding Notes on the stated date for payment thereof or on the

                                       78

     applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

          (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

               (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (B) since the Issue Date, there has been a change in the
          applicable federal income tax law,

          in either case to the effect that, and based thereon such Opinion of
          Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of
     Default resulting from the borrowing of funds to be applied to the Funds in
     Trust);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been satisfied.

Section 8.05 Deposited Money and Government Securities to be Held in Trust;
Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government
Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the
"Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as

                                       79

Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and
Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government
Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the
Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof, which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or
Covenant Defeasance.

Section 8.06 Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated
Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such
Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the
Company cause to be published once, in the New York Times and The Wall Street
Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this
Indenture and the Notes and the Note Guarantees will be revived and reinstated
as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or
Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or
Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note
Guarantees without the consent of any Holder of Note:

                                       80

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to conform the text of this Indenture, the Note Guarantees or the
     Notes to any provision of the "Description of Notes" section of the
     Offering Memorandum, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of this
     Indenture, the Note Guarantees or the Notes;

          (7) to provide for the issuance of Additional Notes or Exchange Notes in accordance with the limitations set forth in this Indenture as of the
     Issue Date;

          (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

          (9) to release a Guarantor as provided in this Indenture;

          (10) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

          (11) to comply with the rules of any applicable securities depositary.

     Upon the request of the Company accompanied by a resolution of its Board of
Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

     Except as provided below in this Section 9.02 or as permitted by Section
9.01, the Company and the Trustee may amend or supplement this Indenture
(including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the
Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without

                                       81

limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

     Upon the request of the Company accompanied by a resolution of its Board of
Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the
Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

     It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this
Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes
     (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

          (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or premium or Liquidated Damages, if any, or interest on, the Notes
     (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding
     Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the
     Notes;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payment of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes;

          (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

                                       82

          (8) release any Guarantor from any of its obligations under its Note
     Guarantee or this Indenture, except in accordance with the terms of this
     Indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any
Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an
Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

     The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by
Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                 NOTE GUARANTEES

Section 10.01. Guarantee.

     (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                                       83

          (1) the principal of, premium and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any
     Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the
Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance)
which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the
Guarantors, any amount paid by either to the Trustee or such Holder, this Note
Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each
Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02. Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent
Transfer Act or any similar federal or state law to the extent applicable to any
Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such
Guarantor will be limited to the maximum amount that will, after giving

                                       84

effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other
Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of Note Guarantee.

     To evidence its Note Guarantee set forth in Section 10.01 hereof, each
Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such
Guarantor on each Note authenticated and delivered by the Trustee and that this
Indenture will be executed on behalf of such Guarantor by one of its Officers.

     Each Guarantor hereby agrees that its Note Guarantee set forth in Section
10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this
Indenture on behalf of the Guarantors.

     In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 10, to the extent applicable.

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

     Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to such transaction, no Default or
     Event of Default exists; and

          (2) either:

               (a) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee; or

               (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

                                       85

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note
Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor
Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note
Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note
Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses
2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05. Releases.

     The Note Guarantee of a Guarantor shall automatically be released:

     (a) In connection with any sale, transfer or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (after giving effect to such transaction)
the Company or a Restricted Subsidiary of the Company, if the sale, transfer or other disposition does not violate Section 4.10 hereof;

     (b) In connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if
the sale, transfer or other disposition does not violate Section 4.10 hereof;

         (c) If the Company designates such Guarantor to be an Unrestricted
Subsidiary in accordance with the applicable provisions of this Indenture;

     (d) upon Legal Defeasance or satisfaction and discharge of this Indenture as provided in Article 8 or Article 11 hereof;

     (e) upon a sale of Capital Stock which causes such Guarantor to cease to be a Restricted Subsidiary if such sale does not violate any of the provisions of this Indenture; or

     (f) if the Company has satisfied the conditions to Covenant Defeasance as provided in Article 8 hereof.

     Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the
Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                       86

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1) either:

               (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

               (b) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year and the Company or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable
     Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any
     Guarantor is bound;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by the Company and the Guarantors under this Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the
     Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of
Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

                                       87

Section 11.02 Application of Trust Money.

     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any)
and interest for whose payment such money has been deposited with the Trustee;
but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government
Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the
Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 12.02 Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to
the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:

     Clarke American Corp.
     10931 Laureate Drive
     San Antonio, TX 78249
     Facsimile No.: (210) 558-5254
     Attention: Chief Financial Officer

     With a copy to:

     M&F Worldwide Corp.
     35 East 62nd Street
     New York, NY 10021
     Facsimile No: (212) 572-5056
     Attention: Barry F. Schwartz

                                       88

     Paul, Weiss, Rifkind, Wharton & Garrison LLP
     1285 Avenue of the Americas
     New York, NY 10019
     Facsimile No.: (212) 492-0052
     Attention: Lawrence G. Wee

     If to the Trustee:

     The Bank of New York
     101 Barclay Street, 8W
     New York, NY 10286
     Facsimile No.: (212) 815-5707
     Attention: Corporate Trust Administration

     The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and
the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the
Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the
Trustee, the Registrar and anyone else shall have the protection of TIA Section
312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in
     Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                                       89

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in
     Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be required in connection with the issuance of the Initial Notes on the Issue Date.

Section 12.05 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. Any opinion of Counsel may be subject to customary assumptions and qualifications.

Section 12.06 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees,
Stockholders or Controlling Persons.

     No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each
Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO
CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT
TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                       90

Section 12.09 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this
Indenture.

Section 12.10 Successors.

     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11 Severability.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles
and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Force Majeure.

     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer
(software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                         [Signatures on following page]

                                       91

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first written above.

                                         CLARKE AMERICAN CORP.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                         B(2) DIRECT, INC.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                         CHECKS IN THE MAIL, INC.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                         CLARKE AMERICAN CHECKS, INC.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                         CORE SKILLS INC.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                         THE BANK OF NEW YORK

                                         By: /s/ Julie Salovitch-Miller
                                             -------------------------------
                                             Name:  Julie Salovitch-Miller
                                             Title: Vice President

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                          11 3/4% Senior Notes due 2013

No. ___                                                            $____________

                              CLARKE AMERICAN CORP.

promises to pay to [______________] or registered assigns,
the principal sum of _____________________________ DOLLARS on December 15, 2013.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  _______________, 200_

                                         CLARKE AMERICAN CORP.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee

By:
   --------------------------------------------
          Authorized Signatory

--------------------------------------------------------------------------------

                                      A1-1

                                 [Back of Note]
                          11 3/4% Senior Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the
Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the
Indenture]

     Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

          (1) INTEREST. Clarke American Corp., a Delaware corporation (the
     "Company"), promises to pay interest on the principal amount of this Note at 11 3/4% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to the Registration
     Rights Agreement referred to below. The Company will pay interest and
     Liquidated Damages, if any, semi-annually in arrears on June 15 and
     December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance;
     provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The
     Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest
     (including post-petition interest in any proceeding under any Bankruptcy
     Law) on overdue installments of interest and Liquidated Damages, if any,
     (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          (2) METHOD OF PAYMENT. The Company will pay interest on the Notes
     (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment
     Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and
     Liquidated Damages, if any, and interest at the office or agency of the
     Paying Agent and Registrar within or without the City and State of New York
     (which initially will be the office of the Trustee), or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other
     Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the
     Trustee under the Indenture, will act as Paying Agent and Registrar. The
     Company may change any

                                      A1-2

     Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Company issued the Notes under an Indenture dated as of December 15, 2005 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the
     Indenture and those made part of the Indenture by reference to the TIA. The
     Notes are subject to all such terms, and Holders are referred to the
     Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the
     Indenture, the provisions of the Indenture shall govern and be controlling.
     The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

          (5) OPTIONAL REDEMPTION.

          (a) Except as set forth below in this Paragraph 5, the Company will not have the option to redeem the Notes prior to December 15, 2009. On or after December 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 of the Indenture), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and
     Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on
     December 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

     Year                                                            Percentage
     ----                                                            ----------
     2009......................................................       105.875%
     2010......................................................       102.938%
     2011 and thereafter.......................................       100.000%

          (b) At any time prior to December 15, 2008, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any
     Additional Notes issued under the Indenture) at a redemption price equal to
     111.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least
     65% in aggregate principal amount of the Notes issued under the Indenture
     (excluding Notes held by the Company and its Subsidiaries but including any
     Additional Notes) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

          (c) At any time prior to December 15, 2009, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of
     Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the "Make Whole Redemption Date"), subject to the rights of the Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

                                      A1-3

          (d) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

          (6) MANDATORY REDEMPTION.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (7) REPURCHASE AT THE OPTION OF HOLDER.

               (a) If a Change of Control occurs, the Company will make an offer
     (a "Change of Control Offer") to each Holder to repurchase all or any part
     (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date
     (the "Change of Control Payment"). No later than 45 days following any
     Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

               (b) If the Company or a Restricted Subsidiary of the Company
     consummates any Asset Sale and the aggregate amount of Excess Proceeds exceeds $10.0 million, within 30 days thereof the Company will make an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer")
     pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess
     Proceeds remain after consummation of an Asset Sale Offer, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset
     Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

          (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least
     30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of
     $1,000, unless all of the Notes held by a Holder are to be redeemed.

          (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of
     $1,000 in excess thereof.

                                      A1-4

     The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a
     Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or
     Event or Default or compliance with any provision of the Indenture or the
     Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes
     (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes or the Note
     Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets pursuant to Article 5 or
     Article 10 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the
     "Description of Notes" section of the Company's Offering Memorandum dated
     December 8, 2005, relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note
     Guarantees or the Notes, to provide for the issuance of Additional Notes or
     Exchange Notes in accordance with the limitations set forth in the
     Indenture as of the Issue Date, to allow any Guarantor or other obligor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to release a Guarantor as provided in the
     Indenture; to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or to comply with the rules of any applicable securities depositary.

          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for
     30 days in the payment, when due, of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due and payable of the principal of, or premium, if any, on, the Notes, at maturity, upon redemption or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.10 or 4.15 of the
     Indenture; (iv) failure by the Company or any of its Restricted
     Subsidiaries for 60 days after notice to the Company by the Trustee or the
     Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the Indenture;
     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be

                                      A1-5

     secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such
     Indebtedness or Guarantee now exists, or is created after the date of the
     Indenture, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment
     Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) certain final and unappealable judgments for the payment of money aggregating in excess of $25.0 million (net of amounts covered by a valid policy of insurance between the defendant and the insurer) that remain undischarged, unpaid or unstayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the
     Company or any of its Restricted Subsidiaries that is a Significant
     Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding before a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor or any
     Person acting on its behalf denies or disaffirms its obligations under such
     Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 10 Business Days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the
     Company or its Affiliates, as if it were not the Trustee.

          (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any of the Guarantors, as such, will have any liability for any obligations of the
     Company or the Guarantors under the Notes, the Note Guarantees, the
     Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each
     Holder of Notes by accepting a Note waives and releases all such liability.
     The waiver and release are part of the consideration for the issuance of the Notes.

          (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
     tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
     (= Uniform Gifts to Minors Act).

                                      A1-6

          (17) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the
     Registration Rights Agreement dated as of December 15, 2005, among the
     Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global
     Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the
     Guarantors and the other parties thereto, relating to rights given by the
     Company and the Guarantors to the purchasers of any Additional Notes
     (collectively, the "Registration Rights Agreement").

          (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
     Committee on Uniform Security Identification Procedures, the Company has
     caused CUSIP numbers to be printed on the Notes, and the Trustee may use
     CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL
     GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE
     GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF
     LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
     WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249
Attention:  Chief Financial Officer

                                      A1-7

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                 (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                      Your Signature:
                                                     ---------------------------
                                      (Sign exactly as your name appears on the
                                      face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-8

Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     [_] Section 4.10   [_] Section 4.15

         If you want to elect to have only part of the Note purchased by the
Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                                          $___________________

Date:  _______________

                                       Your Signature:
                                                      --------------------------
                                       (Sign exactly as your name appears on the
                                       face of this Note)

                                       Tax Identification No.:
                                                              ------------------

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another
Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                       Amount of decrease    Amount of increase in    of this Global Note       Signature of
                       in Principal Amount    Principal Amount of      following such       authorized officer
                               of                      of                  decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------        ----------------        ----------------         -------------            ---------

* This schedule should be included only if the Note is issued in global form.

                                     A1-10

                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------

                                                           CUSIP/CINS __________

                          11 3/4% Senior Notes due 2013

No. ___                                                              $__________

                              CLARKE AMERICAN CORP.

promises to pay to [____________] or registered assigns,

the principal sum of ___________________________________________________ DOLLARS
on December 15, 2013.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  _______________, 200_

                                          CLARKE AMERICAN CORP.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee

By:
     --------------------------------------------
                Authorized Signatory

--------------------------------------------------------------------------------

                                      A2-1

                  [Back of Regulation S Temporary Global Note]
                          11 3/4% Senior Notes due 2013

[Insert the OID Legend, if applicable pursuant to the provisions of the
Indenture]

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS
GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR
DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CLARKE AMERICAN CORP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY
IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY
EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY
BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO
A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER
(AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS

                                      A2-2

OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN
ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING
THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL
"ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE
SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH
TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE
TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF
NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO CLARKE AMERICAN
CORP. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN
ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF CLARKE AMERICAN CORP. SO
REQUESTS), (2) TO CLARKE AMERICAN CORP. OR (3) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE
JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,
NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN (A) ABOVE

     Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

          (1) INTEREST. Clarke American Corp., a Delaware corporation (the
     "Company"), promises to pay interest on the principal amount of this Note at 11 3/4% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to the Registration
     Rights Agreement referred to below. The Company will pay interest and
     Liquidated Damages, if any, semi-annually in arrears on June 15 and
     December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance;
     provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The
     Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest
     (including post-petition interest in any proceeding under any Bankruptcy
     Law) on overdue installments of interest and Liquidated Damages, if any,
     (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Until this Regulation S Temporary Global Note is exchanged for one or more
Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation
S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

          (2) METHOD OF PAYMENT. The Company will pay interest on the Notes
     (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment

                                      A2-3

     Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Paying Agent and Registrar within or without the City and State of New York (which initially will be the office of the
     Trustee), or, at the option of the Company, payment of interest and
     Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying
     Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the
     Trustee under the Indenture, will act as Paying Agent and Registrar. The
     Company may change any Paying Agent or Registrar without notice to any
     Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Company issued the Notes under an Indenture dated as of December 15, 2005 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the
     Indenture and those made part of the Indenture by reference to the TIA. The
     Notes are subject to all such terms, and Holders are referred to the
     Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the
     Indenture, the provisions of the Indenture shall govern and be controlling.
     The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

          (5) OPTIONAL REDEMPTION.

          (a) Except as set forth below in this Paragraph 5, the Company will not have the option to redeem the Notes prior to December 15, 2009. On or after December 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 of the Indenture), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and
     Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on
     December 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

     Year                                                            Percentage
     ----                                                            ----------
     2009..........................................................   105.875%
     2010..........................................................   102.938%
     2011 and thereafter...........................................   100.000%

          (b) At any time prior to December 15, 2008, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any
     Additional Notes issued under the Indenture) at a redemption price equal to
     111.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash

                                      A2-4

     proceeds of one or more Equity Offerings; provided that at least 65% in aggregate principal amount of the Notes issued under the Indenture
     (excluding Notes held by the Company and its Subsidiaries but including any
     Additional Notes) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

          (c) At any time prior to December 15, 2009, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of
     Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the "Make Whole Redemption Date"), subject to the rights of the Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

          (d) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

          (6) MANDATORY REDEMPTION.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (7) REPURCHASE AT THE OPTION OF HOLDER.

               (a) If a Change of Control occurs, the Company will make an offer
     (a "Change of Control Offer") to each Holder to repurchase all or any part
     (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date
     (the "Change of Control Payment"). No later than 45 days following any
     Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

               (b) If the Company or a Restricted Subsidiary of the Company
     consummates any Asset Sale and the aggregate amount of Excess Proceeds exceeds $10.0 million, within 30 days thereof the Company will make an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer")
     pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess
     Proceeds remain after consummation of an Asset Sale Offer, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset
     Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject

                                      A2-5

     of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect
     Purchase" attached to the Notes.

          (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least
     30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of
     $1,000, unless all of the Notes held by a Holder are to be redeemed.

          (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of
     $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the
     Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The
     Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any
     Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this
Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or
     Event or Default or compliance with any provision of the Indenture or the
     Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes
     (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes or the Note
     Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets pursuant to Article 5 or
     Article 10 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the

                                      A2-6

     qualification of the Indenture under the TIA, to conform the text of the
     Indenture, the Note Guarantees or the Notes to any provision of the
     "Description of Notes" section of the Company's Offering Memorandum dated
     December 8, 2005, relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note
     Guarantees or the Notes, to provide for the issuance of Additional Notes or
     Exchange Notes in accordance with the limitations set forth in the
     Indenture as of the Issue Date, to allow any Guarantor or other obligor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to release a Guarantor as provided in the
     Indenture; to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or to comply with the rules of any applicable securities depositary.

          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for
     30 days in the payment, when due, of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due and payable of the principal of, or premium, if any, on, the Notes at maturity, upon redemption or otherwise, (iii) failure by the Company or any of its
     Restricted Subsidiaries to comply with Section 4.10 or 4.15 of the
     Indenture; (iv) failure by the Company or any of its Restricted
     Subsidiaries for 60 days after notice to the Company by the Trustee or the
     Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the Indenture;
     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any
     Indebtedness for money borrowed by the Company or any of its Restricted
     Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (A)
     is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or
     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) certain final and unappealable judgments for the payment of money aggregating in excess of
     $25.0 million (net of amounts covered by a valid policy of insurance between the defendant and the insurer) that remain undischarged, unpaid or unstayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted
     Subsidiaries that is a Significant Subsidiary or any group of Restricted
     Subsidiaries that, taken together, would constitute a Significant
     Subsidiary and (viii) except as permitted by the Indenture, any Note
     Guarantee is held in any judicial proceeding before a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note
     Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of
     Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 10
     Business Days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of
     Default.

                                      A2-7

          (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the
     Company or its Affiliates, as if it were not the Trustee.

          (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any of the Guarantors, as such, will have any liability for any obligations of the
     Company or the Guarantors under the Notes, the Note Guarantees, the
     Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each
     Holder of Notes by accepting a Note waives and releases all such liability.
     The waiver and release are part of the consideration for the issuance of the Notes.

          (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
     tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
     (= Uniform Gifts to Minors Act).

          (17) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders of this Regulation S
     Temporary Global Note will have all the rights set forth in the
     Registration Rights Agreement dated as of December 15, 2005, among the
     Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global
     Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the
     Guarantors and the other parties thereto, relating to rights given by the
     Company and the Guarantors to the purchasers of any Additional Notes
     (collectively, the "Registration Rights Agreement")

          (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
     Committee on Uniform Security Identification Procedures, the Company has
     caused CUSIP numbers to be printed on the Notes, and the Trustee may use
     CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL
     GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE
     GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF
     LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
     WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249
Attention:  Chief Financial Officer

                                      A2-8

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                               (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                       Your Signature:
                                                      --------------------------
                                       (Sign exactly as your name appears on the
                                       face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                   [_] Section 4.10  [_] Section 4.15

         If you want to elect to have only part of the Note purchased by the
Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                       $__________________

Date:  _______________

                                       Your Signature:
                                                      --------------------------
                                       (Sign exactly as your name appears on the
                                       face of this Note)

                                       Tax Identification No.:
                                                              ------------------

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-10

  SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

     The following exchanges of a part of this Regulation S Temporary Global
Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary
Global Note, have been made:

                                                                       Principal Amount
                       Amount of decrease    Amount of increase in    of this Global Note       Signature of
                       in Principal Amount      Principal Amount        following such       authorized officer
                               of                      of                  decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------        ----------------        ----------------         -------------            ---------

                                     A2-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249

The Bank of New York
101 Barclay Street, 8W
New York, NY 10286

     Re: 11 3/4% Senior Notes due 2013

     Reference is hereby made to the Indenture, dated as of December 15, 2005
(the "Indenture"), among Clarke American Corp., as issuer (the "Company"), the
Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the
Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex
A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The
Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or
Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a
"qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the
Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement
Legend printed on the 144A Global Note and/or the Restricted Definitive Note and
in the Indenture and the Securities Act.

     2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE
OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United
States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y)
the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United
States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities
Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being

                                       B-1

made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and
in the Indenture and the Securities Act.

     3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY
PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted
Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [_] such Transfer is being effected to an Institutional Accredited
     Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the
     Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or
     Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the
     Transferee in the form of Exhibit D to the Indenture and (2) if such
     Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the
     Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the
     Securities Act.

     4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

     (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities
Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private
Placement

                                       B-2

Legend are not required in order to maintain compliance with the Securities Act.
Upon consummation of the proposed Transfer in accordance with the terms of the
Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement
Legend printed on the Restricted Global Notes, on Restricted Definitive Notes
and in the Indenture.

     (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any state of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer
is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or
Rule 904 and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any State of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or
Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            ------------------------------------
                                                 [Insert Name of Transferor]

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

     Dated: _______________________

                                       B-3

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

          (a)  [_] a beneficial interest in the:

               (i)   [_] 144A Global Note (CUSIP _________), or

               (ii)  [_] Regulation S Global Note (CUSIP _________), or

               (iii) [_] IAI Global Note (CUSIP _________); or

          (b)  [_] a Restricted Definitive Note.

     2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

          (a)  [_] a beneficial interest in the:

               (i)   [_] 144A Global Note (CUSIP _________), or

               (ii)  [_] Regulation S Global Note (CUSIP _________), or

               (iii) [_] IAI Global Note (CUSIP _________); or

               (iv)  [_] Unrestricted Global Note (CUSIP _________); or

          (b)  [_] a Restricted Definitive Note; or

          (c)  [_] an Unrestricted Definitive Note,

          in accordance with the terms of the Indenture.

                                       B-4

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249

The Bank of New York
101 Barclay Street, 8W
New York, NY 10286

     Re: 11 3/4% Senior Notes due 2013

                              (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of December 15, 2005
(the "Indenture"), among Clarke American Corp., as issuer (the "Company"), the
Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the
Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the
Note[s] or interest in such Note[s] specified herein, in the principal amount of
$____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A
RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN AN UNRESTRICTED GLOBAL NOTE

     (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global
Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted
Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the
Restricted Global Notes and pursuant to and in accordance with the Securities
Act, (iii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted
Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in

                                       C-1

compliance with the transfer restrictions applicable to Restricted Definitive
Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement
Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not
required in order to maintain compliance with the Securities Act and (iv) the
Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN
RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN RESTRICTED GLOBAL NOTES

     (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted
Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the Restricted Definitive Note and in the Indenture
and the Securities Act.

     (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the
Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]
144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such
Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed
Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the relevant Restricted Global Note and in the
Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       C-2

                                        ________________________________________
                                        [Insert Name of Transferor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:  ______________________

                                       C-3

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249

The Bank of New York
101 Barclay Street, 8W
New York, NY 10286

     Re: 11 3/4% Senior Notes due 2013

     Reference is hereby made to the Indenture, dated as of December 15, 2005
(the "Indenture"), among Clarke American Corp., as issuer (the "Company"), the guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the
Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

     (a) [_] a beneficial interest in a Global Note, or

     (b) [_] a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the
Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an
Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the
United States in accordance with Rule 904 of Regulation S under the Securities
Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies

                                       D-1

with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ________________________________________
                                          [Insert Name of Accredited Investor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: _______________________

                                       D-2

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

     For value received, each Guarantor (which term includes any successor
Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth, and subject to the provisions of, the
Indenture dated as of December 15, 2005 (the "Indenture") among Clarke American
Corp., (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the
Company to the Holders or the Trustee all in accordance with the terms of the
Indenture and (b) in case of any extension of time of payment or renewal of any
Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee
pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                        [NAME OF GUARANTOR(S)]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       E-1

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Clarke American Corp. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other
Guarantors (as defined in the Indenture referred to herein) and The Bank of New
York, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 15, 2005 providing for the issuance of 11 3/4% Senior Notes due 2013 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

     4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any
Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL
GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT
TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     6. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                       F-1

     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                                       F-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

     Dated: _______________, 20___

                                        [GUARANTEEING SUBSIDIARY]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CLARKE AMERICAN CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        [EXISTING GUARANTORS]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        THE BANK OF NEW YORK,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                       F-3